                                                                    EXHIBIT 99.2

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 1

                            MRV COMMUNICATIONS, INC.

                                OCTOBER 22, 2003
                                  2:00 P.M. PT

Moderator                  Good day, ladies and gentlemen. Welcome to your MRV
                           Communications Third Quarter Results conference call.
                           My name is Amanda, and I will be your coordinator today. At this time, all participants are in a listen-only mode with a question and answer session to follow your presentation. You will receive instructions on how to submit questions or comments at that time.

                           As a reminder, this conference is being recorded for replay purposes. Now, I would like to turn the program over to your host for today's call, Ms. Diana Hayden. Please go ahead, ma'am.

D. Hayden                  Thank you, Amanda. Good afternoon, everyone, and
                           thank you for joining us today. With me is Noam
                           Lotan, our President and CEO; and Shay Gonen, our
                           CFO.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 2


                           If you haven't seen the press release, it can be retrieved at www.mrv.com or off of First Call, our PR Newswire. In addition, this conference call is being Webcast on our company Web page and will be available for replay. We will provide replay information at the end of today's call. Today, Shay will review in detail, the financial results for the third quarter ending September 30, 2003. Following Shay's comments, Noam will discuss the third quarter highlights and MRV's opportunities.

                           Before we begin with the call, let me take a few minutes to remind you, there are remarks that we may make about the company's future expectations, plans, and prospects constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. For example, our statements regarding our expected revenues and net loss for the third quarter ending September 30, 2003 are forward-looking statements.

                           Actual results could differ materially because of the following factors, among others, which may cause revenues and income or loss to fall short of anticipated levels: Vigorous competition related to our entry into new markets or from our existing markets; market acceptance of new products; continued acceptance of existing products and continued success in selling

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 3


                           the products of other companies, products price discounts; the timing and amount of significant orders from customers; delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV's prices; the continued ability to protect MRV's intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of MRV's customers and vendors; adverse results in litigation; the impact of legislative actions; higher insurance costs and potential new accounting pronouncements; the effects of terrorist activity and armed conflicts, such as disruptions and general economic activity and changes in MRV's operations and security arrangements; the effect of travel restrictions and quarantines associated with major health problems; general economic activity; and continued softness in corporate information technology spending, or other changes in general economic conditions that affect demand for MRV's products.

                           For further information regarding risks and uncertainties associated with MRV's business, please refer to the management's discretion and analysis

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 4


                           of results of operations and financial conditions, and our risk factors section of MRV's SEC filings, including, but not limited to its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV's investor relations department at 818-886-6782 or at MRV's investor relations Web site at www.mrv.com. All information in this release is as of October 22, 2003. MRV undertakes no duty to update any forward-looking statements to conform the statements to actual results or changes in MRV's expectations. Shay?

S. Gonen Thank you, Diana. Good afternoon, everyone, and thank you for joining us for MRV's third quarter conference call. Our net loss for Q3 was $5.9 million, compared to $9.8 million for Q2. This translates to a loss of $0.06 per share for Q3, compared to $0.10 per share for Q2.

                           Our revenues were $56.8 million in Q3, in line with guidance, compared to $62 million in the previous quarter. As for our cash position, our forecast position during the third quarter of '03, we reduced our cash consumption to $4.1 million, compared to $12.3 million in the previous quarter. Therefore, our cash consolidated cash short and long term marketable securities and timed deposits were $87.7 million, compared to $91.8 million for the previous quarter.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 5


                           Let's talk about segment reporting. Beginning in Q1 of this year, we presented segment reporting information according to the following segments:
                           Networking group, optical component group, and development state and price group. The segment presentation effectively breaks out the previously reported operating entity segment into two segments: our networking group, and our optical component group.

                           We believe this provides greater transparency to our financial performance and more accurately reflects the way in which we manage our business. Accordingly, revenues by segment for Q3 and Q2 were as follows: revenues for the networking group decreased sequentially by 10% to $48.3 million in Q3, compared to $53.9 million for Q2. The decrease, which we anticipated, was substantially due to one-time large order shift in Q2 and a seasonal slowdown in Europe for Q3.

                           Revenues for optical component group increased by 7% to $9.1 million for Q3, compared to $8.5 million in the previous quarter. Our inter-segment revenues from optical component group to the networking group were $661,000 in Q3, compared to $887,000 in the previous quarter, which is eliminated in our consolidated revenues. There were no revenue generated by the development stage and prices group.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 6


                           With respect to geographical breakdown, we provide revenue data by the following regions: United States, Europe, Asia Pacific, and other regions, which include Middle East and Africa. The geographical breakdown as a percentage of revenues for Q3 and Q2 were as follows: Q3 revenues in the United States were 22% in Q3, compared to 19% in Q2. In absolute dollars, revenues in the United States increased by $785,000 or 7%.

                           Q3 revenues in Europe were 71%, compared to 75% in Q2. In absolute dollars, revenues in Europe decreased by $6.3 million. This increase, as previously discussed, was primarily due to a large order from Europe, we counted for approximately $8 million of our second quarter revenues and a seasonally slow summer quarter in Europe. Q3 revenues in Asia Pacific were 7% in Q3, compared to 5% in Q2. In absolute dollars, revenues for Asia Pacific increased by $711,000 or 22%.

                           Q3 revenues in other regions remain constant at less than 1%. As mentioned, revenues were $66.8 million, of which 91% consisted of product revenues, while 9%
                           were service related revenues. ... revenues, as a
                           percentage of revenues for Q3, versus Q2 were as follows: optical access component were 15% in Q3, compared to 13% in Q2. Optical ... component were 5% in Q3, compared to 7% in Q2. Network physical

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 7


                           infrastructure products were 22% in Q3, compared to 20% in Q2. Switches and routers were 24% in Q3, compared to 34% in Q2. In absolute dollars, revenue decreased by $7.1 million, mainly though third party products sold in Europe.

                           Remote device management products were 9% in Q3, compared to 6% in Q2. In absolute dollars, remote management products increased by $1.3 million. Of service and other revenues, service and related revenues were 9% of revenues in Q3, compared to 8% of revenues in Q2, a slight increase in absolute dollars.

                           In other network product revenue will include communication networks for ...of Japan, and others application, including cellular communication. These revenues were 15% in Q3, compared to 13% of revenues in Q2, with a resulting increase of $796,000.

                           Looking at our consolidated P&L, the following items are worthy of note: Net loss: as stated before, our net loss in Q3 was $5.9 million, compared to $9.8 million in Q2. Also included in our net loss in Q3, was income of $861,000, less than $0.01 from the recapturing of accelerated ...expense for terminated employees, compared to $3.1 million or $0.03 in the

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 8


                           previous quarter. Q2 also included a loss of $5.4 million or $0.05, resulting from our issuance of 4.2 million shares of common stock in a exchange for a $5.9 million, principal amount 5% convertible to alternative notes that were issued in 1998 and paid off during the second quarter. In Q3, we acquired preferred shares in one of our development stage divisions from a minority shareholder that resulted in an extraordinary gain of approximately $2 million.

                           Gross profit; our gross margin for Q3 remained at 32% of revenue. In absolute dollars, gross profit decreased by $1.4 million to $18.4 million; however, gross profit for Q2 include $1.1 million of income from recapturing accelerated deferred stock expense, due to terminated employees, compared to $22,000 in Q3.

                           Product development and engineering: our product development and engineering expense in Q3 was $8.1 million or 14% of revenues, compared to $6.9 million or 11% in Q2; however, Q2 R&D expenses include income from recapturing accelerated deferred stock expense, totaling $1.2 million, due to terminated employees; whereas Q3 deferred stock expense were just $151,000 in R&D.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                          PAGE 9


                           Sales general administration: our SG&A expense in Q3 was $16.8 million or 30% of revenue, compared to $16.7 million or 27% for Q2. In Q3, SG&A includes income from the recapturing of deferred stock expense, due to terminated employees, totaling $985,000, as compared to $718,000 in Q2.

                           Other expenses net: other expenses for Q3 were $526,000 or 1% of revenue, compared to $5.4 million or 9% of revenue for Q2. Q3 other expenses consisted mainly interest expense of $290,000 on our convertible notes issued in 2003. Q2 other expenses include $5.4 million charge ... related to our extinguishments of $5.9 million principal amount, 5% convertible subordinated note.

                           Looking at our consolidated balance sheet, the following items are worthy of note: Overall debt, our short- and long-term debt as of September 30, '03 was $26.1 million, compared to $26.5 million as of June 30, '03. Our cash to debt ratio as of September 30 was 3.4 to one, compared to 3.5 to one at the end of Q2.

                           Cash, as of September 30, '03, our consolidated cash short- and long-term multiple security and timed deposits were $87.7 million, compared to

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 10


                           $91.8 million for the previous quarter. The decrease in cash in Q3 was $4.1 million, compared to a decrease of $12.3 million in Q2. Our cash reduction included approximately $1.4 million used in our development stage enterprises group.

                           Last week, we raised approximately $5 million through the sale of 1,667,000 newly issued shares of MRV's common stock to several institutional investors at our managed client accounts of a large investment management firms.

                           Accounts receivable: in Q3, accounts receivable decreased to $52.3 million, compared to $54.3 million in Q2, a decrease of $2 million or approximately 4%. This decrease is mainly attributed to the decrease in our revenues.

                           DSOs in Q3 were 84 days, compared to 75 days in Q2.

                           Inventory: in Q3, inventories remained unchanged at $35.9 million. Days in inventory for Q3 were 84 days, compared to 82 days in Q2. Days in inventory increased slightly, due to reduced shipments.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 11


                           Accounts payable: accounts payable in Q3 decreased to $42.6 million, compared to $45.9 million in Q2, representing a decrease of $3.3 million or approximately 7%.

                           As for the outlook for the fourth quarter of '03, we expect mid to high single-digit percentage improvement in both top and bottom lines.

                           With that, I would like to turn the call over to Noam Lotan, our President and CEO.

N. Lotan                   Thank you, Shay, and good day. Q3 was a good quarter.
                           We continue to make progress. Revenues fell well within guidance. In fact, net of last year's divesture of the passive component division, we're up year-over-year for the second quarter in a row. Since the beginning of the year, we have improved our margin from 29% to 32%.

                           Operating expenses were in the $25 million range, down significantly from a year ago, and so was cash consumption. As a result, the bottom line continued to improve. Last year, we were a company in transition; we unified the sales force, and for the first time in our history, branded our networking product as MRV.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 12


                           Our merged sales force, which came from different disciplines, is now adept at selling the entire product line. Thus, we emerged confident in our ability to add value and increase our share of networking projects. We were able to stabilize revenue by introducing new products, by staying close to our customers and by working hard for them. In the long run, it is customer satisfaction that determines the viability of a company.

                           Besides improvement in revenue and gross margins, we addressed our operating expenses. From the beginning of last year, we were able to reduce operating expenses by more than one-third; this translates to $50 million in annual savings. Our efforts contributed to significant improvement in the bottom line. We are proud of the way MRV continues to make progress. Obviously, return to profitability is our number one priority.

                           What makes MRV unique is that we leverage on our optical component technologically to build intelligent optical access systems. Our people have an unusual blend of skills, with 15 years of deep optical component experience and 20 years of networking experience; vertical integration of core technology is at the heart of what we do. For example, Luminent

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 13


                           optical components are sold to many network equipment vendors and also constitute building blocks for MRV's products.

                           Last quarter, we introduced our Media Cross-Connect, a physical layer connectivity solution with pluggable fiber optic technology. This platform provides configurable connectivity, like an intelligent patch panel. It is aiming at test labs and ... enterprise environments. Additionally, several new Fiber Driver modules also include pluggable optics connectivity.

                           The new products have already contributed to revenues, resulting in quarter-over-quarter double-digit sequential growth in our Fiber Driver family of products. We expect to launch more new products in Q4 as well. Pluggable technology provides users with significant capex and opex benefits, due to flexibility, inventory control, and digital diagnostics.

                           As a bonus, small objects from Luminent used in MRV equipment and sold through our distribution channels carry above average gross margins. In remote device management area, MRV has made progress with its new LX product line, which now includes devices from two ports, all the way through 48 ports. We currently witness gross opportunities of the highest segment of the market; specifically, our remote management solutions are

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 14


                           gaining momentum as a strong management tool for server clusters. This product also fits well on channel and government initiatives, where we're seeing increased opportunities.

                           I'm proud to report that here, too, we enjoy the double-digit sequential growth. Our pipeline is newly introduced and updated product within the last three months can be viewed on the new product section of our Web site under the product pull-down tab. Let's talk about growth opportunities.

                           Our revenue in North America increased both in percentages of the total and in absolute dollars. As Shay mentioned, our sequential revenue decline is due mainly to a large $8 million order shipped in Q2, as well as the usual summer slowdown in Europe; however, we continue to strengthen our system integration and distribution capabilities there. We sell and market our products with other products manufactured by third party vendors, supplied as part of network integration and distribution services. Successful partnerships are a key component of our overall strategy, and allow MRV to offer best-of-class networking solutions.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 15


                           Looking at opportunities ahead, both our economy and our lifestyle continue to benefit from the deployment of broadband application and services. Broadband has the power to transform the global economy by spurring innovation in almost every aspect of our lives; therefore, broadband becomes mission critical. Recent requests for proposals for Fiber-to-the-Premises, FTTP, by BellSouth, SBC, and Verizon suggest that new investment cycle could be looming.

                           Luminent, our wholly owned subsidiary, is a leading manufacturer of optical components for metro and residential access. Luminent has full ownership of the laser design and manufacturing processes required for low cost, high volume production. These components are integrated into transceivers and FTTP product solutions, specifically, fiber to the home modules.

                           In fact, Luminent has been supplying optical transmission components for fiber to the curb and fiber to the home for over ten years. Our product is serving hundreds of thousands of homes in the U.S. and in Japan.

                           There are no assurances of these requests would lead to deployment, and there are no assurances that Luminent would be the beneficiary of such

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 16


                           deployments when they actually happen. However, we are clearly encouraged by this development, as they fit our number one goal of turning profitable. We're encouraged by the activity level in the emergence of this technology used by carriers, MSOs, and utilities.

                           Another area of broadband deployment is fiber to the enterprise or broadband connectivity for business customers. Nearly all local area network traffic at the enterprise starts and ends on Ethernet; therefore, it makes perfect sense to use Ethernet technology beyond the boundary of the enterprise. It makes sense to use Ethernet not only for simple point-to-point LAN extension, but also for implanting fully-fledged carrier grade metro networks.

                           Many carriers all over the world are building their own IP-based metro optical Ethernet infrastructure. Some are already offering Ethernet services, by providing unlimited connectivity for mission critical networks. MRV continues to assist carriers deploy these services. We contribute access to solutions for Ethernet in the first mile ESM, optical WDF transport solutions, as well as in some cases, end-to-end metro aggregation network.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 17


                           MRV is focused on three core initiative that will help us realize goal number one, profitability. Last conference call, we discussed those core initiatives. I'd like to provide an update. Core initiatives are the following: Sales channel development, federal government business, and a development of the MRV brand.

                           The vast majority of our sales are generated with the support of qualified network resellers and distributors; therefore, our first initiative is a worldwide commitment to our channel partners program. MRV has chosen to reach each end user through a tier distribution model. We consider the channel a key component of our growth strategy. By selecting the right partners, we can target certain verticals and have better access to customers, including the ability to better support them after the sale.

                           Since the beginning of the year, we have increased the number of qualified resellers by 50% and improved geographical and vertical coverage. We recently began MRV educational services to certify our partners on all of our product platforms.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 18


                           Our second initiative is developing new business with the federal government. Our remote device management and optical transport solution, including free space optics, FSO, and switching are ideal for many branches of the government. It is clear that there are significant opportunities here. In fact, our year-to-date federal business nearly tripled.

                           We also ... the government with specific tradeshow, marketing efforts, and dedicated federal sales resources to spearhead this development. We participated in two shows in Q3, and five more are planned for Q4, specifically focused on this market. We continue to identify new problems, where MRV can make a contribution.

                           Our third initiative is the development of the MRV brand in association with connectivity unlimited for mission critical networks. In Q3, MRV celebrated its 15-year anniversary; however, for the first 13 years, we have not marketed our networking product under the brand name MRV. This is a new beginning for us, and we're investing in a carefully designed marketing campaign, including regional and industry focused tradeshows, customer seminars, and advertising. These are all targeted activities with a goal of developing the MRV brand name.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 19


                           We participated in eight shows during Q3, ranging from technology seminars, focused on storage and cable, industry verticals, like credit unions and governments, channel specific and regional shows. We also conducted our seminar series titled Technology Doesn't Byte, in which we toured ten cities in the past two months. We continue to advertise for branding and product awareness through Network World magazine and light readings.

                           Now to the outlook: as indicated before and in the press release, we anticipate a resumption of growth in the fourth quarter, resulting from new products, a seasonal pickup in Europe, as well as a more favorable business climate. We project mid to high single-digit improvement in both the top and bottom line. When we review the trend line for the past few quarters, it is apparent that our operating performance is steadily improving. We believe we can sustain the momentum, and further improvement can be expected in future quarters.

                           With that, I'd like to turn the call back to Amanda for Q&A.

Moderator                  Our first question comes Ashal Ieal of CIBC World
                           Market. Please go ahead.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 20


A. Ieal Thank you. Hello, guys, good afternoon. A couple of quick questions from me, Shay, given the progress that you have been observing in the past couple of quarters for the most part, when do you anticipate a break-even point, probably going into 2004, but at what point approximately?

N. Lotan This is Noam. I think I just said very simply that if we review the trend line for the past few quarters, it is apparent that our performance is improving steadily. In this case, I would say the trend is my friend.

A. Ieal Okay, fair enough. Noam, one of the comments that you made with respect to fiber to the home and fiber to the enterprise trend, obviously, yesterday SBC coming out and giving less than a favorable outlook about this topic, any comments? What is it that you guys are seeing that we're not seeing maybe from this side of the equation?

N. Lotan I think, specifically, the responses are out and the expectation that we currently have that next year is going to be a year of trial. I don't know whether we should anticipate a full deployment that we saw in some project of one million homes in '05. I don't know if that will actually, in what will it translate in terms of trials for next year, but it's a big test. It's

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 21


                           probably a 20-year test to wire every home in North America. In fact, Japan is going to be ahead of the U.S., I would suspect.

                           The encouraging thing is that there is definitely a sense of direction here in greenfield application in premium neighborhoods, and we're going in the right direction.

                           In my opinion, and I can talk for quite a while on this, but I don't want to make this a subject of our call, I think there is tremendous benefit for the large operating companies for doing that. They are currently losing revenue, losing customers to alternative solutions, like the MSOs, others, and wireless, and so this is an attempt for them to capture the broadband market. This was especially revived since the FCC recently ruled that they actually get to keep their fiber, once they install it. But we are looking at it very carefully.

                           We are, obviously, evaluating, and we are keeping a very close contact to what's happening out there. It's looking reasonably promising, but we cannot make any projection out of it at this point.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 22


A. Ieal Fair enough. What was the employee headcount by the end of the third quarter?

S. Gonen                   Actually, less than 1,300.

A. Ieal                    Okay.  Any update about Charlotte?

N. Lotan                   We just continue to stay the course.

Moderator                  Our next question comes from Greg Waters of Investors
                           Asset Management.

G. Waters                  Good afternoon. Can you clarify staying the course? I
                           know that there were several comments made about an out-strategy there. Is that still a strategy, or is staying the course mean that you're going to continue to develop products and look towards actually selling them at some point?

N. Lotan Yes, I don't have any specific items to report to you on Charlotte, except that we just continue to stay the course.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 23


G. Waters                  Okay. You mentioned one of your, I guess, points for
                           growth opportunities is partnerships. Can you elaborate on the partnerships? I know that there was information from IBM, that there is an OEM relationship with them. Are there other similar relationships, and if so, can you tell us a little bit more about them?

S. Gonen We recently announced the Marconi relationship, and that would probably translate into revenue only sometime early to mid next year. The other relationship that we have in the pipeline, obviously, not for us to discuss at this point, since quite a bit of it is under NDA. But I also mentioned partnership with suppliers, and that's also important.

G. Waters                  Okay. You mentioned the optical build-out in '04. Are
                           you starting to see, other than RFPs, are you starting, obviously, the optical build is starting a little bit with the pick-up that we see in Luminent.
                           Are you seeing that from smaller enterprises at this point?

N. Lotan I'm sorry, Greg, what do you mean by smaller enterprises?

G. Waters                  The non-large carriers, the smaller companies, the
                           greenfields, some of the smaller carriers.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 24


N. Lotan Yes, we do see a pick-up with MSOs, for example, smaller carriers, and also European carriers.

G. Waters                  You said that the Media Cross-Connect is already
                           selling. Can you give an idea of how well that is selling?

N. Lotan I think it's just the beginning. The indication I gave that that particular product line had a double-digit sequential growth, so I don't want to elaborate specifically into this particular product; but obviously, it's a new platform and we have some plans going forward with that.

Moderator                  Now, Ken Hart of Wachovia.

K. Hart Hello, Noam. Given your cost structure, it seems to me, that you're going to need about $15 million to $20 million of increased revenues over the next couple of quarters to achieve that break-even level. Can you tell us your vision and what products you expect to increase your sales by that $15 million to get to that break-even?

N. Lotan In general, I don't believe the number of the magic number may or may not be $15 million; it depends on the product mix. But I think your

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 25


                           question is relevant. Certainly, our expertise and our gross margin is in an area, where we have a tremendous added value in optics and also in our remote presence equipment. In those two areas, we feel comfortable, and we also feel very confident that we can make an impact. So certainly, our focus in terms of revenue growth is and should be on this area.

K. Hart                    Can you tell us a little bit more about SES or CES?

N. Lotan There is really not a lot to report that I'm at liberty to discuss at this point, so I'm not sure exactly what I can add.

K. Hart Finally, are you expecting to continue your purchase of value added resellers, as a way to sell your product?

N. Lotan I think in the near-term, we have a lot of other areas that we are focusing on. Given the fact of your previous question, I think we have our work cut out with where we are right now, plus the opportunities in Luminent, so we're focusing on a lot of things that have to do with growth from internal.

                                                        MRV COMMUNICATIONS, INC.
                                                         HOST: ANNE-MARIE FRISCH
                                                   OCTOBER 22, 2003/2:00 P.M. PT
                                                                         PAGE 26


Moderator                  Ladies and gentlemen, thank you for your questions.
                           At this time we will end the question and answer session. Now, closing remarks.

N. Lotan I'd like to thank everybody for being on the call today. I think it was important for us to explain the trend line for the past two quarters. It's obviously apparent that our operating performance is steadily improving, and we believe that momentum can be sustained. Again, thank you for being on the call, and we look forward to your participation again next quarter. Thank you.

Moderator                  Ladies and gentlemen, thank you for your
                           participation in the MRV Communications Third Quarter
                           Results conference call. Have a great day. This concludes your program.